EXHIBITS TO BE FILED BY EDGAR


               2. By filing the following additional exhibits in Item 6 thereof:

                    J    -    GPU News Release, dated October 12, 1997.

                    L-1  -    Standard  & Poor's Press  Release relating to
                              PowerNet

                    L-2  -    Moody's Press Release relating to PowerNet

                    L-3  -    Duff  &  Phelps  Press  Release  Relating  to
                              PowerNet

                    M    -    Standard & Poor's  Press  Release  relating  to
                              ratings' increase